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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 16, 2003


                            THE MEN'S WEARHOUSE, INC.
               (Exact name of Registrant as specified in charter)


           TEXAS                      1-16097                 74-1790172
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                     Identification No.)


          5803 GLENMONT DRIVE
            HOUSTON, TEXAS                                       77081
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (713) 592-7200


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ITEM 5.  OTHER EVENTS.

         On October 16, 2003, The Men's Wearhouse, Inc. ("MW"), a Texas corporation, announced the pricing of the private offering of $110 million aggregate principal amount of its Convertible Senior Notes due 2023 in a private, unregistered offering to "qualified institutional buyers," pursuant to Rule 144A under the Securities Act of 1933, as amended. The sale of the notes is expected to close on October 21, 2003. MW also granted the initial purchasers of the notes a 13 day option to purchase up to an additional $20 million aggregate principal amount of the notes.

         The notes will bear interest at a rate of 3.125% per year and during certain periods and subject to certain conditions, the notes are convertible by holders into shares of MW's common stock initially at a conversion rate of
23.3187 shares of common stock per $1,000 principal amount of notes which is equivalent to an initial conversion price of $42.88 per share of common stock, subject to adjustment in certain circumstances. Upon conversion of the notes, in lieu of delivering common stock MW may, at its discretion, deliver cash or a combination of cash and common stock.

         The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of business acquired.

                  Not applicable.

         (b) Pro forma financial information

                  Not applicable.

         (c) Exhibits

                 99.1 Press Release of The Men's Wearhouse, Inc. dated October 16, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE MEN'S WEARHOUSE, INC.
                                        (Registrant)


Date:    October 16, 2003               By: /s/  Neill P. Davis
                                            -----------------------------------
                                            Neill P. Davis
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Principal Financial Officer

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                                INDEX TO EXHIBITS

Number            Exhibit
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 99.1             Press Release of The Men's Wearhouse, Inc. dated
                  October 16, 2003.